UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
AMERANT BANCORP INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE
2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 9, 2021

The following information relates to the Annual Meeting of Shareholders of Amerant Bancorp Inc. (the “Company,” “we,” “us,” or “our,”) to be held in a virtual meeting format only on June 9, 2021 at 8:00 a.m. Eastern Time by visiting www.meetingcenter.io/294621839 (the "Annual Meeting") and the related Definitive Proxy Statement filed with the Securities and Exchange Commission on April 27, 2021 (the “Proxy Statement”).

THIS INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

The purpose of this supplement is to provide additional information to the Company's shareholders on the ability and alternatives to ask and/or submit questions during the Annual Meeting.

Asking and or Submitting Questions During the Meeting

To attend the Annual Meeting, you have two options: join as "Guest" or join as a "Shareholder". In order to be able to join as a "Shareholder" you must have been a Registered Holder or a Beneficial Holder as of the Record Date (as those terms are defined in the Proxy Statement) and follow the instructions outlined in the Proxy Statement in the answer to the question "When and where is the Annual Meeting and how can I attend with the ability to ask questions and/or vote?" in the "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING" section of the Proxy Statement. During the Annual Meeting, we intend to answer pertinent questions asked or submitted by Shareholders following the Annual Meeting's official business as time permits.

If you join the Annual Meeting as a “Shareholder”, you may ask and/or submit questions during the Annual Meeting under the following two options:

(i) Ask questions live during the Annual Meeting

Once you log in to the virtual meeting site as a Shareholder, you will see the telephone numbers you may call as well as additional relevant instructions to be able to ask questions live during the Annual Meeting.

(ii) Submit written questions during the Annual Meeting

Once you log in to the virtual meeting site as a Shareholder, you may submit written questions by clicking on the message icon located slightly left of center at the top of the screen. To return to the main page, click the “I” icon at the top of the screen.